HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release
FOR IMMEDIATE RELEASE

News Media, contact:	Kirk Saville, (336) 519-6192

Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HANESBRANDS REPORTS THIRD-QUARTER 2020 FINANCIAL RESULTS
Net Sales, operating profit, EPS and operating cash flow above expectations

U.S. Innerwear sales up 8.4% over last year, excluding protective garments; up 11.5% on rebased basis

Global Champion net sales more than doubled over previous quarter

3Q net sales of $1.81 billion driven by improved sales trends across apparel businesses

3Q GAAP EPS $0.29; Adjusted EPS $0.42

3Q net cash from operations of $249 million

Launches in-depth business review as it prepares long-term growth strategy

WINSTON-SALEM, N.C. (November 5, 2020) – Hanesbrands Inc. (NYSE: HBI), a leading global marketer of branded everyday basic apparel, today announced third-quarter results, delivering strong sales, operating profit and cash flow on improving business trends, despite continued market disruption from the COVID-19 pandemic.

Net sales for the third quarter ended September 26, 2020, were $1.81 billion compared with $1.87 billion a year ago. The company sold $179 million in personal protective garments globally. The year-ago quarter included net sales of $119 million from the now exited C9 Champion mass program and the DKNY intimate apparel license. Excluding the exited programs and the effect of changes in foreign exchange rates, total constant-currency net sales for third-quarter 2020 increased 2.6%.

Third-quarter GAAP operating profit decreased 35% to $175 million, and the quarter’s adjusted operating profit excluding actions decreased 9% to $227 million.

Third-quarter GAAP EPS decreased 43% to $0.29, and adjusted EPS excluding actions decreased 11% to $0.42. (See the Note on Reconciliation of Select GAAP Measures to Non-GAAP Measures later in this news release for additional discussion and details of actions, which include pandemic-related charges.)

“I want to thank our incredible team of more than 63,000 around the globe for their commitment and dedication during these challenging times,” said Hanes Chief Executive Officer Steve Bratspies. “I’m pleased with our third-quarter results as we saw significant improvements across our business and exceeded our expectations for sales, profits and cash flow from operations. We saw particularly strong performance in our U.S. Innerwear and global Champion businesses, and I’m encouraged by our momentum even as we continue to operate in a challenging environment.

“Hanesbrands has iconic brands, a strong balance sheet, global reach, a deep commitment to sustainability and a passionate team. We have tremendous opportunities ahead of us, and we are committed to delivering long-term growth. We are conducting an in-depth review of our business as we build our growth strategy. Parts of our strategy will begin to unfold in the fourth quarter, and I look forward to reporting on our progress in the months ahead.”

Callouts for Third-Quarter Results and Ongoing Operations

Momentum across the business: Apparel revenue trends improved sequentially in each business segment. Global sales of Champion grew nearly 130% over the previous quarter, and consumer demand remains strong.

Strong cash flow: The company delivered another strong cash flow quarter, generating $249 million of operating cash flow. The company expects to end the year with higher-than-anticipated inventory of personal protective garments, but continues to expect to generate positive operating cash flow in the second half and for the full year.

Digital progress: For the third quarter, online sales increased nearly 70% on a rebased basis through company e-commerce websites, retailer websites, large internet pure-plays, and business-to-business customers.

Improved liquidity: The company ended the third quarter with $2 billion of liquidity, up from $1.8 billion last quarter, while paying its regular dividend and reducing debt by approximately $130 million.

Sustainability goals: In the quarter, Hanesbrands announced 2030 global sustainability goals, including addressing the use of plastics and sustainable raw materials in products and packaging and improving the lives of 10 million people through initiatives that focus on health, education and wellness. In addition, the company launched a new sustainability website, www.hbisustains.com, designed to increase transparency on key metrics, including diversity, human rights benchmarks and risk assessments for investors.

COVID-related uncertainty: The company continues to operate in a highly uncertain environment due to increasing concerns of COVID-19 and increased restrictions by governments around the world.

Third-Quarter 2020 Business Segment Summaries

Innerwear Segment. U.S. Innerwear sales increased 8.4%, excluding protective garments, with growth in the basics and intimate apparel businesses. Overall, U.S. Innerwear sales increased 37% over prior year driven by sales of protective garments, continued positive point-of-sale trends and inventory restocking. When the year-ago quarter is rebased to reflect the exit of the C9 Champion mass program and the DKNY intimate apparel license, sales increased 11.5%, excluding protective garments, and 41% overall.

Activewear Segment. U.S. Activewear sales declined 41%, a significant improvement from the second quarter. When the year-ago quarter is rebased for the C9 Champion program exit, U.S Activewear sales declined 27%.

Excluding $103 million of C9 Champion sales in mass retail in the year-ago quarter, sales of the Champion brand, while down 27% over the prior year, showed an 85% increase over the second quarter, driven by strong point-of-sale trends and continued online growth.

The vast majority of these declines occurred in the segment’s sports apparel business, which was significantly impacted by COVID-related issues, such as cancelled sporting events and the closure of college bookstores.

International Segment. As reported, third quarter International segment net sales declined 5% and operating profit declined 10%. On a constant currency basis, net sales decreased 7% and operating profit declined 12%.

Excluding sales of protective garments, core International sales declined 7% as compared to prior year, marking a significant improvement from the 44% decline in the second quarter.

Year over year constant currency sales growth in the company’s Americas and Champion Europe businesses was more than offset by declines in the company’s European innerwear, Asia and Australia businesses, where COVID-related challenges continued to slow the retail recovery.

Fourth-Quarter 2020 Financial Guidance

The company’s outlook for the fourth quarter reflects continued uncertainty due to the COVID-19 pandemic and is based on the current business environment, including the recently implemented COVID-related restrictions in Europe, but does not reflect any potential impact to the consumer or operating environments should governments or businesses institute additional lockdowns and store closings.

For the fourth-quarter 2020, net sales are expected to be approximately $1.60 billion to $1.66 billion. Included in our sales outlook is approximately $50 million of protective garment sales and approximately $10 million of foreign exchange benefit.

As reported last quarter, the company continues to face second-half 2020 profitability headwinds. Negative manufacturing variances and higher SG&A expense are expected to pressure both gross and operating margins in the fourth quarter. GAAP operating profit is expected to range from $154 million to $174 million. Adjusted operating profit is expected to range from $160 million to $180 million. GAAP earnings per share is expected to range from $0.24 to $0.29 and adjusted EPS is expected to range from $0.25 to $0.30.

For the fourth-quarter 2020, the midpoint of guidance represents a net sales decline of 7% compared with 2019. When comparing the midpoint of fourth-quarter 2020 guidance to 2019 results rebased to account for the exits of the C9 Champion and DKNY programs, net sales are expected to decline approximately 2%, GAAP operating profit and adjusted operating profits are expected to decline approximately 33% and 30%, respectively, and GAAP and adjusted EPS are expected to decline approximately 47% and 39% respectively.

Full-year 2020 net cash from operations is expected to be $300 million to $400 million, which includes the impact from the higher-than-anticipated protective garment inventory. Based on year-to-date cash flow, this implies fourth quarter net cash from operations of approximately $70 million to $170 million.

The fiscal year ending January 2, 2021, includes a 53rd week in the fourth quarter, and the company’s net sales outlook includes approximately $40 million from this week.

The tax rate for the quarter was 17.6%. The company expects its fourth-quarter tax rate to be approximately 17.5%.

Hanesbrands has updated its quarterly frequently-asked-questions document, which is available at www.Hanes.com/faq.

Note on Adjusted Measures, Rebased Measures and Reconciliation to GAAP Measures

To supplement financial results prepared in accordance with generally accepted accounting principles, the company provides quarterly and full-year results concerning certain non‐GAAP financial measures, including adjusted EPS, adjusted net income, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin), adjusted net sales, EBITDA and adjusted EBITDA.

Adjusted EPS is defined as diluted EPS excluding actions and the tax effect on actions. Adjusted net income is defined as net income excluding actions and the tax effect on actions. Adjusted operating profit is defined as operating profit excluding actions.

Adjusted SG&A is defined as selling, general and administrative expenses excluding actions. Adjusted gross profit is defined as gross profit excluding actions. Adjusted net sales are defined as net sales excluding actions.

Charges for actions taken in 2019 primarily represented supply chain network changes, program exit costs, and overhead reduction as well as completion of outstanding acquisition integration. Charges taken in 2020 include supply chain restructuring actions, program exit costs and COVID-19 related non-cash charges and supply chain re-startup charges. Acquisition and integration costs include legal fees, consulting fees, bank fees, severance costs, certain purchase accounting items, facility closures, inventory write-offs, information technology integration costs and similar charges. While these costs are not operational in nature and are not expected to continue for any singular transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in future periods depending upon acquisition activity.

Hanesbrands has chosen to present these non‐GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of acquisitions and other actions, as well as the COVID-19 pandemic. Hanesbrands believes these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the company’s ongoing business during each period presented without giving effect to costs associated with the execution and integration of any of the aforementioned actions taken.

The company has also chosen to present EBITDA and adjusted EBITDA to investors because it considers these measures to be an important supplemental means of evaluating operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding actions and stock compensation expense. Hanesbrands believes that EBITDA and adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, and management uses EBITDA and adjusted EBITDA for planning purposes in connection with setting its capital allocation strategy. EBITDA and adjusted EBITDA should not, however, be considered as measures of discretionary cash available to invest in the growth of the business.

In addition, with respect to 2020 financial performance, Hanesbrands has chosen to present certain year-over-year comparisons with respect to the company’s rebased 2019 business, which excludes the exited C9 Champion program at mass retail and DKNY intimate apparel license. Hanes believes this information is useful to management and investors to facilitate a more meaningful comparison of the results of the company’s ongoing business between 2019 and 2020. The company has provided rebased 2019 quarterly income statements in Supplemental Table B dated February 7, 2020, which is available online at www.hanes.com/investors.

Hanesbrands is a global company that reports financial information in U.S. dollars in accordance with GAAP. As a supplement to the company’s reported operating results, Hanes also presents constant-currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. The company uses constant-currency information to provide a framework to assess how the business performed excluding the effects of changes in the rates used to calculate foreign currency translation.

To calculate foreign currency translation on a constant currency basis, operating results for the current-year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

Hanes believes constant-currency information is useful to management and investors to facilitate comparison of operating results and better identify trends in the company’s businesses.

Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are presented in the supplemental financial information included with this news release.

Webcast Conference Call

Hanes will host an internet webcast of its third-quarter investor conference call at 8:30 a.m. EST today, November 5, 2020. The webcast of the call, which will consist of prepared remarks followed by a question-and-answer session, may be accessed at www.Hanes.com/investors. The call is expected to conclude by 9:30 a.m.

An archived replay of the conference call webcast will be available in the investors section of the Hanes corporate website. A telephone playback will be available from noon EST today through midnight EST November 12, 2020. The replay will be available by calling toll-free (855) 859-2056 or by toll call at (404) 537-3406. The replay ID is 8793586.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain forward-looking statements, as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, statements regarding the potential impact of the COVID-19 outbreak on our business and financial performance; guidance and predictions regarding expected operating results, including related to our new business line for cotton face masks and other personal protection garments; our belief that we have sufficient liquidity to fund our ongoing business operations; and statements made in the Fourth-Quarter 2020 Financial Guidance section of this news release, are forward-looking statements. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: the potential effects of the COVID-19 outbreak, including on consumer spending, global supply chains and the financial markets; the highly competitive and evolving nature of the industry in which we compete; the rapidly changing retail environment; any inadequacy, interruption, integration failure or security failure with respect to our information technology; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; our ability to attract and retain a senior management team with the core competencies needed to support growth in global markets; our ability to properly manage strategic projects in order to achieve the desired results; significant fluctuations in foreign exchange rates; our reliance on a relatively small number of customers for a significant portion of our sales; legal, regulatory, political and economic risks related to our international operations; our ability to effectively manage our complex multinational tax structure; the existence of a material weakness in our internal control over financial reporting; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and Hanesbrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

HanesBrands

HanesBrands, based in Winston-Salem, N.C., is a socially responsible leading marketer of everyday basic innerwear and activewear apparel in the Americas, Europe, Australia and Asia-Pacific. The company sells its products under some of the world’s strongest apparel brands, including Hanes, Champion, Bonds, DIM, Maidenform, Bali, Playtex, Lovable, Bras N Things, Nur Die/Nur Der, Alternative, L’eggs, JMS/Just My Size, Wonderbra, Berlei, and Gear for Sports. The company sells T-shirts, bras, panties, shapewear, underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain. A Fortune 500 company and member of the S&P 500 stock index (NYSE: HBI), Hanes has approximately 63,000 employees in more than 40 countries. For more information, visit the company’s corporate website at www.Hanes.com/corporate and newsroom at https://newsroom.hanesbrands.com/. Connect with the company via social media: Twitter (@hanesbrands), Facebook (www.facebook.com/hanesbrandsinc), Instagram (@hanesbrands_careers), and LinkedIn (@Hanesbrandsinc).

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TABLE 1
HANESBRANDS INC.
Condensed Consolidated Statements of Income and Supplemental Financial Information
(in thousands, except per-share amounts)
(Unaudited)

	Quarters Ended			Nine Months Ended
	September 26, 2020	September 28, 2019	% Change	September 26, 2020	September 28, 2019	% Change
Net sales	$1,808,266	$1,866,967	(3.1)%	$4,863,507	$5,215,918	(6.8)%
Cost of sales	1,191,553	1,149,934		3,140,050	3,203,331
Gross profit	616,713	717,033	(14.0)%	1,723,457	2,012,587	(14.4)%
As a % of net sales	34.1%	38.4%		35.4%	38.6%
Selling, general and administrative expenses	442,142	449,962		1,273,220	1,366,272
As a % of net sales	24.5%	24.1%		26.2%	26.2%
Operating profit	174,571	267,071	(34.6)%	450,237	646,315	(30.3)%
As a % of net sales	9.7%	14.3%		9.3%	12.4%
Other expenses	5,309	8,066		16,849	23,766
Interest expense, net	43,868	43,091		122,376	137,672
Income before income tax expense	125,394	215,914		311,012	484,877
Income tax expense	22,116	30,823		54,427	69,143
Net income	$103,278	$185,091	(44.2)%	$256,585	$415,734	(38.3)%

Earnings per share:
Basic	$0.29	$0.51		$0.73	$1.14
Diluted	$0.29	$0.51		$0.72	$1.14

Weighted average shares outstanding:
Basic	350,703	364,743		353,419	364,650
Diluted	351,604	365,597		353,956	365,478

The following tables present a reconciliation of reported results on a constant currency basis for the quarter and nine months ended September 26, 2020 and a comparison to prior year:

	Quarter Ended September 26, 2020
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Quarter Ended September 28, 2019	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$1,808,266	$14,064	$1,794,202	$1,866,967	(3.1)%	(3.9)%
Gross profit	616,713	7,394	609,319	717,033	(14.0)	(15.0)
Operating profit	174,571	1,922	172,649	267,071	(34.6)	(35.4)
Diluted earnings per share	$0.29	$0.00	$0.29	$0.51	(43.1)%	(43.1)%

As adjusted:[2]
Net sales	$1,808,266	$14,064	$1,794,202	$1,748,269	3.4%	2.6%
Gross profit	664,349	7,394	656,955	690,167	(3.7)	(4.8)
Operating profit	227,140	1,922	225,218	249,736	(9.0)	(9.8)
Diluted earnings per share	$0.42	$0.00	$0.41	$0.47	(10.6)%	(12.8)%

	Nine Months Ended September 26, 2020
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Nine Months Ended September 28, 2019	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$4,863,507	$(19,790)	$4,883,297	$5,215,918	(6.8)%	(6.4)%
Gross profit	1,723,457	(9,166)	1,732,623	2,012,587	(14.4)	(13.9)
Operating profit	450,237	1,148	449,089	646,315	(30.3)	(30.5)
Diluted earnings per share	$0.72	$0.00	$0.72	$1.14	(36.8)%	(36.8)%

As adjusted:[2]
Net sales	$4,863,507	$(19,790)	$4,883,297	$4,884,406	(0.4)%	(0.0)%
Gross profit	1,819,440	(9,166)	1,828,606	1,950,954	(6.7)	(6.3)
Operating profit	595,301	1,148	594,153	616,582	(3.5)	(3.6)
Diluted earnings per share	$1.06	$0.00	$1.06	$1.07	(0.9)%	(0.9)%

1	Effect of the change in foreign currency exchange rates year-over-year. Calculated by applying prior period exchange rates to the current year financial results.
2
Results for the quarters and nine months ended September 26, 2020 and September 28, 2019 reflect adjustments for restructuring and other action-related charges. Results for the quarter and nine months ended September 28, 2019 also reflect adjustments for the exited C9 Champion mass program and DKNY intimate apparel license. See “Reconciliation of Select GAAP Measures to Non-GAAP Measures” in Table 5.

TABLE 2
HANESBRANDS INC.
Supplemental Financial Information
(in thousands)
(Unaudited)

	Quarters Ended			Nine Months Ended
	September 26, 2020	September 28, 2019 Rebased[1]	% Change	September 26, 2020	September 28, 2019 Rebased[1]	% Change
Segment net sales:
Innerwear	$792,600	$562,285	41.0%	$2,309,816	$1,686,176	37.0%
Activewear	324,921	445,587	(27.1)	781,300	1,117,048	(30.1)
International	632,117	663,525	(4.7)	1,644,893	1,878,568	(12.4)
Other	58,628	76,872	(23.7)	127,498	202,614	(37.1)
Total net sales	$1,808,266	$1,748,269	3.4%	$4,863,507	$4,884,406	(0.4)%

Segment operating profit:
Innerwear	$172,000	$117,771	46.0%	$558,075	$367,894	51.7%
Activewear	29,568	73,738	(59.9)	31,925	143,763	(77.8)
International	96,076	107,168	(10.4)	227,218	288,019	(21.1)
Other	1,006	9,643	(89.6)	(17,389)	16,429	(205.8)
General corporate expenses/other	(71,510)	(58,584)	22.1	(204,528)	(199,523)	2.5
Total operating profit before restructuring and other action-related charges	227,140	249,736	(9.0)	595,301	616,582	(3.5)
Restructuring and other action-related charges	(52,569)	(9,937)	429.0	(145,064)	(43,919)	230.3
Total operating profit	$174,571	$239,799	(27.2)%	$450,237	$572,663	(21.4)%

1
Results for the quarter and nine months ended September 28, 2019 reflect adjustments for the exited C9 Champion mass program and DKNY intimate apparel license. See “Reconciliation of Select GAAP Measures to Non-GAAP Measures” in Table 5.

The following table presents a reconciliation of reported net sales adjusted for personal protective equipment (“PPE”) sales for the quarter and nine months ended September 26, 2020 and a comparison to prior year.

	Quarter Ended September 26, 2020
	As Reported	% Change[1]	PPE	Adjusted for PPE	% Change[1]
Segment net sales:
Innerwear	$792,600	41.0%	$165,518	$627,082	11.5%
Activewear	324,921	(27.1)	—	324,921	(27.1)
International	632,117	(4.7)	13,108	619,009	(6.7)
Other	58,628	(23.7)	—	58,628	(23.7)
Net sales	$1,808,266	3.4%	$178,626	$1,629,640	(6.8)%

	Nine Months Ended September 26, 2020
	As Reported	% Change[1]	PPE	Adjusted for PPE	% Change[1]
Segment net sales:
Innerwear	$2,309,816	37.0%	$779,034	$1,530,782	(9.2)%
Activewear	781,300	(30.1)	—	781,300	(30.1)
International	1,644,893	(12.4)	151,815	1,493,078	(20.5)
Other	127,498	(37.1)	—	127,498	(37.1)
Net sales	$4,863,507	(0.4)%	$930,849	$3,932,658	(19.5)%

1
The comparison to the quarter and nine months ended September 28, 2019 reflects adjustments for the exited C9 Champion mass program and DKNY intimate apparel license. See “Reconciliation of Select GAAP Measures to Non-GAAP Measures” in Table 5.

Including the favorable foreign currency impact of $8 million, global Champion sales outside the mass channel decreased approximately 9% in the third quarter of 2020 compared to the third quarter of 2019. On a constant currency basis, global Champion sales decreased approximately 10%.

TABLE 3
HANESBRANDS INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 26, 2020	December 28, 2019
Assets
Cash and cash equivalents	$731,481	$328,876
Trade accounts receivable, net	984,571	815,210
Inventories	2,170,552	1,905,845
Other current assets	210,617	174,634
Total current assets	4,097,221	3,224,565
Property, net	553,748	587,896
Right-of-use assets	461,117	487,787
Trademarks and other identifiable intangibles, net	1,501,161	1,520,800
Goodwill	1,246,113	1,235,711
Deferred tax assets	200,877	203,331
Other noncurrent assets	99,447	93,896
Total assets	$8,159,684	$7,353,986

Liabilities
Accounts payable	$1,144,190	$959,006
Accrued liabilities	716,590	531,184
Lease liabilities	156,709	166,091
Notes payable	5,257	4,244
Accounts Receivable Securitization Facility	—	—
Current portion of long-term debt	—	110,914
Total current liabilities	2,022,746	1,771,439
Long-term debt	3,972,212	3,256,870
Lease liabilities - noncurrent	347,604	358,281
Pension and postretirement benefits	371,330	403,458
Other noncurrent liabilities	296,259	327,343
Total liabilities	7,010,151	6,117,391

Stockholders’ equity
Preferred stock	—	—
Common stock	3,483	3,624
Additional paid-in capital	306,157	304,395
Retained earnings	1,454,676	1,546,224
Accumulated other comprehensive loss	(614,783)	(617,648)
Total stockholders’ equity	1,149,533	1,236,595
Total liabilities and stockholders’ equity	$8,159,684	$7,353,986

TABLE 4
HANESBRANDS INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Quarters Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Operating Activities:
Net income	$103,278	$185,091	$256,585	$415,734
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	22,277	24,723	67,676	71,612
Amortization of acquisition intangibles	6,304	6,172	18,503	18,709
Other amortization	2,984	2,458	8,091	7,521
Impairment of intangible assets	—	—	20,319	—
Amortization of debt issuance costs	3,184	2,263	8,303	7,021
Stock compensation expense	4,612	1,547	13,801	8,794
Deferred taxes	9,054	(1,079)	6,853	(3,661)
Other	(4,255)	(3,813)	5,004	1,662
Changes in assets and liabilities:
Accounts receivable	216,255	(32,903)	(175,879)	(170,348)
Inventories	(197,958)	109,042	(259,367)	(56,470)
Other assets	(11,789)	2,548	(43,359)	(26,031)
Accounts payable	(20,772)	(19,668)	189,566	(11,969)
Accrued pension and postretirement benefits	353	3,960	(18,965)	(14,361)
Accrued liabilities and other	115,488	21,722	134,091	(3,513)
Net cash from operating activities	249,015	302,063	231,222	244,700

Investing Activities:
Capital expenditures	(2,521)	(21,665)	(49,033)	(79,950)
Proceeds from sales of assets	265	3,012	331	3,530
Acquisition of business	—	(21,360)	—	(21,360)
Other	1,795	—	7,618	—
Net cash from investing activities	(461)	(40,013)	(41,084)	(97,780)

Financing Activities:
Borrowings on notes payable	49,889	88,120	166,558	250,712
Repayments on notes payable	(53,735)	(88,381)	(166,108)	(252,084)
Borrowings on Accounts Receivable Securitization Facility	—	83,293	227,061	207,105
Repayments on Accounts Receivable Securitization Facility	—	(65,000)	(227,061)	(160,110)
Borrowings on Revolving Loan Facilities	—	981,777	1,638,000	2,584,277
Repayments on Revolving Loan Facilities	(118,189)	(1,163,092)	(1,756,189)	(2,585,592)
Borrowings on Senior Notes	—	—	700,000	—
Repayments on Term Loan Facilities	—	(10,625)	—	(152,248)
Borrowings on International Debt	—	20,539	31,222	27,680
Repayments on International Debt	(36,383)	(13,483)	(36,383)	(41,424)
Share repurchases	—	—	(200,269)	—
Cash dividends paid	(52,236)	(54,240)	(158,132)	(162,689)
Payments of debt issuance costs	(104)	(330)	(14,938)	(1,098)
Taxes paid related to net shares settlement of equity awards	(1,535)	(366)	(1,615)	(1,523)
Other	416	393	1,295	1,378
Net cash from financing activities	(211,877)	(221,395)	203,441	(285,616)
Effect of changes in foreign exchange rates on cash	11,721	(3,274)	9,052	1,008
Change in cash, cash equivalents and restricted cash	48,398	37,381	402,631	(137,688)
Cash, cash equivalents and restricted cash at beginning of period	684,156	280,663	329,923	455,732
Cash, cash equivalents and restricted cash at end of period	732,554	318,044	732,554	318,044
Less restricted cash at end of period	1,073	1,020	1,073	1,020
Cash and cash equivalents per balance sheet at end of period	$731,481	$317,024	$731,481	$317,024

TABLE 5
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per-share amounts)
(Unaudited)

	Quarters Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net sales, as reported under GAAP	$1,808,266	$1,866,967	$4,863,507	$5,215,918
Net sales from exited programs	—	(118,698)	—	(331,512)
Net sales, rebased	$1,808,266	$1,748,269	$4,863,507	$4,884,406

Gross profit, as reported under GAAP	$616,713	$717,033	$1,723,457	$2,012,587
Restructuring and other action-related charges	47,636	9,424	95,983	39,714
Gross profit on exited programs	—	(36,290)	—	(101,347)
Adjusted gross profit, rebased	$664,349	$690,167	$1,819,440	$1,950,954
As a % of net sales, rebased	36.7%	39.5%	37.4%	39.9%

Selling, general and administrative expenses, as reported under GAAP	$442,142	$449,962	$1,273,220	$1,366,272
Restructuring and other action-related charges	(4,933)	(513)	(49,081)	(4,205)
Selling, general and administrative expenses related to exited programs	—	(9,018)	—	(27,695)
Adjusted selling, general and administrative expenses, rebased	$437,209	$440,431	$1,224,139	$1,334,372
As a % of net sales, rebased	24.2%	25.2%	25.2%	27.3%

Operating profit, as reported under GAAP	$174,571	$267,071	$450,237	$646,315
Restructuring and other action-related charges included in gross profit	47,636	9,424	95,983	39,714
Restructuring and other action-related charges included in SG&A	4,933	513	49,081	4,205
Gross profit on exited programs	—	(36,290)	—	(101,347)
Selling, general and administrative expenses related to exited programs	—	9,018	—	27,695
Adjusted operating profit, rebased	$227,140	$249,736	$595,301	$616,582
As a % of net sales, rebased	12.6%	14.3%	12.2%	12.6%

Net income, as reported under GAAP	$103,278	$185,091	$256,585	$415,734
Restructuring and other action-related charges included in gross profit	47,636	9,424	95,983	39,714
Restructuring and other action-related charges included in SG&A	4,933	513	49,081	4,205
Gross profit on exited programs	—	(36,290)	—	(101,347)
Selling, general and administrative expenses related to exited programs	—	9,018	—	27,695
Tax effect on actions	(8,737)	2,446	(25,386)	4,195
Adjusted net income, rebased	$147,110	$170,202	$376,263	$390,196

Diluted earnings per share, as reported under GAAP[1]	$0.29	$0.51	$0.72	$1.14
Restructuring and other action-related charges	0.12	0.02	0.34	0.10
Exited programs	—	(0.06)	—	(0.17)
Adjusted diluted earnings per share, rebased	$0.42	$0.47	$1.06	$1.07

1	Amounts may not be additive due to rounding.

	Quarter Ended September 28, 2019
	As Reported	Less: Exited Programs	Adjusted for Exited Programs	Less: Restructuring and other action-related charges	Rebased
Segment net sales:
Innerwear	$578,453	$16,168	$562,285	$—	$562,285
Activewear	548,117	102,530	445,587	—	445,587
International	663,525	—	663,525	—	663,525
Other	76,872	—	76,872	—	76,872
Total net sales	$1,866,967	$118,698	$1,748,269	$—	$1,748,269

Segment operating profit:
Innerwear	$121,467	$3,696	$117,771	$—	$117,771
Activewear	97,314	23,576	73,738	—	73,738
International	107,168	—	107,168	—	107,168
Other	9,643	—	9,643	—	9,643
General corporate expenses/other	(58,584)	—	(58,584)	—	(58,584)
Restructuring and other action-related charges	(9,937)	—	(9,937)	(9,937)	—
Total operating profit	$267,071	$27,272	$239,799	$(9,937)	$249,736
`

	Nine Months Ended September 28, 2019
	As Reported	Less: Exited Programs	Adjusted for Exited Programs	Less: Restructuring and other action-related charges	Rebased
Segment net sales:
Innerwear	$1,733,002	$46,826	$1,686,176	$—	$1,686,176
Activewear	1,401,734	284,686	1,117,048	—	1,117,048
International	1,878,568	—	1,878,568	—	1,878,568
Other	202,614	—	202,614	—	202,614
Total net sales	$5,215,918	$331,512	$4,884,406	$—	$4,884,406

Segment operating profit:
Innerwear	$375,623	$7,729	$367,894	$—	$367,894
Activewear	209,686	65,923	143,763	—	143,763
International	288,019	—	288,019	—	288,019
Other	16,429	—	16,429	—	16,429
General corporate expenses/other	(199,523)	—	(199,523)	—	(199,523)
Restructuring and other action-related charges	(43,919)	—	(43,919)	(43,919)	—
Total operating profit	$646,315	$73,652	$572,663	$(43,919)	$616,582

	Quarters Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Restructuring and other action-related charges by category:
Supply chain actions - 2019	$934	$9,424	$6,632	$39,714
Supply chain actions - 2020	1,201	—	14,705	—
Program exit costs	356	—	9,856	—
Other restructuring costs	1,185	513	12,799	4,205
COVID-19 related charges:
Supply chain re-startup[1]	48,893	—	48,893	—
Bad debt	—	—	11,375	—
Inventory	—	—	20,485	—
Intangible assets	—	—	20,319	—
Tax effect on actions	(8,737)	(1,402)	(25,386)	(6,193)
Total restructuring and other action-related charges	$43,832	$8,535	$119,678	$37,726

1
Supply chain re-startup charges primarily relate to incremental costs incurred (freight, sourcing premiums, etc.) to expedite product to meet customer demand following the extended shut-down of parts of our manufacturing network.

	Last Twelve Months
	September 26, 2020	September 28, 2019
EBITDA[1]:
Net income	$441,571	$565,762
Interest expense, net	163,283	185,359
Income tax expense	64,291	108,772
Depreciation and amortization	127,395	130,324
Total EBITDA	796,540	990,217
Total restructuring and other action-related charges (excluding tax effect on actions)	164,631	58,603
Stock compensation expense	14,284	25,589
Total EBITDA, as adjusted	$975,455	$1,074,409

Net debt:
Debt (current and long-term debt and Accounts Receivable Securitization Facility)	$3,972,212	$3,828,104
Notes payable	5,257	4,275
(Less) Cash and cash equivalents	(731,481)	(317,024)
Net debt	$3,245,988	$3,515,355
Net debt/EBITDA, as adjusted	3.3	3.3

1	Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure.

	Quarters Ended		Nine Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Free cash flow:
Net cash from operating activities	$249,015	$302,063	$231,222	$244,700
Capital expenditures	(2,521)	(21,665)	(49,033)	(79,950)
Free cash flow	$246,494	$280,398	$182,189	$164,750

TABLE 6
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of GAAP Outlook to Adjusted Outlook
(in thousands, except per-share amounts)
(Unaudited)

Quarter Ended
January 2, 2021
Operating profit outlook, as calculated under GAAP	$154,000 to $174,000
Restructuring and other action-related charges	$6,000
Operating profit outlook, as adjusted	$160,000 to $180,000

Diluted earnings per share, as calculated under GAAP[1]	$0.24 to $0.29
Restructuring and other action-related charges	$0.01
Diluted earnings per share, as adjusted	$0.25 to $0.30

1	The company expects approximately 352 million diluted weighted average shares outstanding for the quarter ended January 2, 2021.